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                                                                    Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Greater Bay Bancorp of our report dated May 18, 2000 relating to the consolidated financial statements, which appears in Greater Bay Bancorp's Current Report on Form 8-K filed May 18, 2000. We also consent to the incorporation by reference of our report dated July 25, 2000 relating to the supplemental consolidated financial statements, which appears in the Current Report on Form 8-K filed July 26, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
September 11, 2000